i

    As filed with the Securities and Exchange Commission on November 2, 2001


                           Registration No. 333-72710


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2


                                 AMENDMENT NO. 1



             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                         CAP CENTRAL ACCESS POINT, INC.
                 (Name of small business issuer in its charter)


        Nevada                       7993                      88-0504522
------------------------   --------------------------    ---------------------
 (State or jurisdiction       (Primary Standard             (I.R.S. Employer
   of incorporation        Industrial Classification       Identification No.)
   or organization)                Number)



       2921 North Tenaya Way, Suite 323, Las Vegas, NV 89128 (702)947-4877
     ----------------------------------------------------------------------
          (Address and telephone number of principal executive offices and place of business)


                  Mark Svensson, CAP Central Access Point, Inc.
                          2921 N. Tenaya Way, Suite 323
                       Las Vegas, NV 89128 (702) 947-4877
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)


                          Copies of communications to:
                              Amy L. Clayton, Esq.
                              467 East 535 South #2
                              Springville, UT 84663
                                 (801) 489-3600


Approximate date of proposed sale to the public: From time to time after the registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]
     -------------------------

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]
     --------------------------------

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]
        --------------------------------

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE


-------------------------------------------------------------------------------------------------------------------------
Title of each class of       Number of Shares to    Proposed maximum       Proposed maximum       Amount of
securities to be             be registered          offering price per     aggregate offering     registration fee (2)
registered                                          unit (1)               price (2)
-------------------------- ---------------------- --------------------- ----------------------- -------------------------
    Common Stock, par           10,200,000                $.02                 $204,000                 $49
       value $.001
-------------------------------------------------------------------------------------------------------------------------
(1) Based on last sales price on September 7, 2001
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.



     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                                   PROSPECTUS


                         CAP CENTRAL ACCESS POINT, INC.


                        10,200,000 SHARES OF COMMON STOCK



     This prospectus relates to shares of common stock of CAP Central Access Point Inc. that may be sold from time to time for the account of the selling security holders named in this prospectus. CAP Central Access Point, Inc. will not receive any proceeds from sales of the common stock by the selling security holders.



     We are in the development stage. There is currently no trading market for our common stock. We intend to apply for listing on the OTC Bulletin Board following the effectiveness of our registration statement, but there is no guarantee we will be listed.



     Investing in shares of our common stock involves significant risks. YOU SHOULD READ THE DISCUSSION UNDER "RISK FACTORS" BEGINNING ON PAGE __ OF THIS PROSPECTUS.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.






              The date of this Prospectus is December ___ , 2001

                                TABLE OF CONTENTS




Prospectus Summary....................................................  4
Risk Factors..........................................................  4
Use of Proceeds.......................................................  5
Determination of Offering Price.......................................  5
Dilution..............................................................  6
Selling Security Holders..............................................  6
Plan of Distribution..................................................  7
Legal Proceedings.....................................................  8
Directors, Executive Officers, Promoters and Control Persons..........  8
Security Ownership of Certain Beneficial Owners and Management........  9
Description of Securities.............................................  9
Disclosure of Commission Position on Indemnification.................. 12
Organization Within Last Five Years................................... 13
Interests of Named Experts and Counsel................................ 13
Description of Business............................................... 13
Plan of Operation..................................................... 18
Description of Property............................................... 19
Certain Relationships and Related Transactions........................ 19
Market for Common Equity and Related Stockholder Matters.............. 19
Executive Compensation................................................ 20
Changes in and Disagreements With Accountants
  on Accounting and Financial Disclosure.............................. 20

Financial Statements.................................................. 21
Available Information................................................. 26
Forward-Looking Statements............................................ 26

     You should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

     No action is being taken in any jurisdiction outside the United States to permit the offer and sale of our common stock or possession or distribution of this prospectus in any such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe the restrictions of that jurisdiction related to this offering and the distribution of this prospectus.

                               PROSPECTUS SUMMARY


     The following discussion is only a summary and does not contain all of the information that you should consider before investing in our common stock. You should read this entire prospectus carefully, including the "Risk Factors" section, prior to investing in our common stock. References in this prospectus to "CAP" mean CAP Central Access Point, Inc.


OUR BUSINESS

     The primary purpose of the Company is to manufacture and market the Internet Connection Kiosk (the "ICK"), which can be described simply as a Net-enabled equivalent of a public pay phone offering Internet access for e-mail, news, research, and a variety of World Wide Web-based information and services.

     We are a development stage company and have had no revenues from business operations since our inception. We have only recently organized and have not yet commenced commercial operations. It is likely that we will incur significant expenses for an indefinite period of time prior to producing any revenues. Accordingly, we expect to incur operating deficits for the foreseeable future.

     We were incorporated under the laws of the state of Nevada on August 8, 2001, for the purpose of commencing and developing the business described in this prospectus. In August of 2001 we completed a private placement of our common stock to 17 subscribers for a total of 10,200,000 shares, raising $17,000 for the Company.

     Our principal executive offices are located at 2921 N. Tenaya Way, Suite 323, Las Vegas, NV 89128. Our telephone number is (702) 947-4877.

THE OFFERING

SECURITIES BEING OFFERED

BY SELLING SECURITY HOLDERS:          Up to 10,200,000 shares of common stock,
                                      $.001 par value


SECURITIES CURRENTLY ISSUED
AND OUTSTANDING:                     12,700,000 shares of common stock were

                                     issued and outstanding as of November 30,

                                     2001.

PLAN OF DISTRIBUTION:                This prospectus covers the sale of shares
                                     of our common stock by the persons named in this prospectus. These security holders may offer and sell their shares from time to time as market conditions permit or in negotiated transactions.

USE OF PROCEEDS:                     We will not receive any proceeds from the
                                     sale of common stock by the selling
                                     security holders named in this prospectus.



                                  RISK FACTORS

     An investment in our common stock is highly speculative and subject to a high degree of risk. You may lose money by investing in our common stock so only persons who can bear the risk of the entire loss of their investment should invest. Prospective investors should carefully consider the following factors in deciding whether to invest in our common stock.

     WE HAVE NO MEANINGFUL OPERATING HISTORY. We have been in the development stage since inception, and have not yet produced revenues or income from business operations. There is no clear basis for judging our viability as a business enterprise, or our management's ability to develop the company to profitability. You should not purchase our shares unless you can afford to lose your entire investment.

     OUR PERFORMANCE DEPENDS ON MARKET ACCEPTANCE OF OUR PRODUCTS, WHICH IS UNPROVEN. We expect to derive substantially all of our future revenues from the marketing of our Internet Connection Kiosks and related services, none of which we have previously marketed. If markets for our products fail to develop, develop more slowly than expected or are subject to substantial competition, we may not be able to operate profitably and may fail.

     WE WILL REQUIRE SUBSTANTIAL ADDITIONAL CAPITAL TO FINANCE OUR GROWTH AND PRODUCT DEVELOPMENT. We can provide no assurances that we will obtain additional financing sufficient to meet our future needs on commercially reasonable terms or otherwise. If we are unable to obtain the necessary financing, we may be unable to develop our business and may fail.

     THERE MAY BE LIMITED OR NO LIQUIDITY IN OUR COMMON STOCK AND ITS PRICE MAY BE SUBJECT TO FLUCTUATION. There is currently no public market for our common stock. Although we intend to apply for listing on the Over-the-Counter Bulletin Board ("OTC-BB"), there is no guarantee we will be successful in doing so. Listing on the OTC-BB does not assure an adequate volume of trading will develop or that bids and offers will become available at favorable market prices. Accordingly, it may be difficult or impossible to liquidate shares of our stock at a price equal to or greater than the price paid. In addition, this prospectus covers shares of common stock that have not been freely tradable in the past. If a large number of shares of common stock are sold by the selling security holders under this prospectus, the market price of the common stock may be materially and adversely affected. If no trading market develops, you will be unable to sell your securities.

     RAPIDLY CHANGING TECHNOLOGY AND SUBSTANTIAL COMPETITION MAY ADVERSELY AFFECT OUR BUSINESS. Our business is subject to rapid changes in technology. We can provide no assurances that research and development by competitors will not render our technology obsolete or uncompetitive. We compete with a number of established Internet kiosk providers that have technologies and products similar to those offered by us and have greater resources, including more extensive research and development, marketing and capital than us. We can provide no assurances that we will be successful in marketing our products and services in such a manner as to be effective against such competition. If our technology is rendered obsolete or we are unable to compete effectively, we will be unable to pursue our business plan and may fail.




                                 USE OF PROCEEDS


     We will not receive any proceeds from the sales of our common stock made by the selling security holders named in this prospectus. The selling shareholders will bear the expense of selling commissions, fees or transfer taxes in connection with sales of their respective shares, while the company will bear all other expenses of the offering, estimated at about $18,000.



                         DETERMINATION OF OFFERING PRICE

     We will not determine the offering price of the common stock. The offering price will be determined by market factors and the independent decisions of the selling shareholders.

                                    DILUTION

     The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.


                            SELLING SECURITY HOLDERS

     The following table sets forth the names of the selling security holders and the respective number of shares of common stock that are covered by this prospectus. The shares are being registered to permit public secondary trading of these shares, and each of the selling security holders may offer the shares for resale from time to time. Please see "Plan of Distribution."


     These shares are being registered in accordance with written agreements between CAP and certain of the selling security holders and based on the records maintained by CAP's transfer agent. We know of no material relationships between CAP and these selling security holders within the last three years.



                                      No. of Shares of         Number of Shares
     Name and Address                Common Stock Owned        of Common Stock
    Of Security Holder               Prior to Offering            to be Sold
 -------------------------------------------------------------------------------

 Agness Altenburg                           600,000                 600,000
 Landstrasser Hauptrasser
 A-1030 Wein, Austria

 Luc Berthoudm                              600,000                 600,000
 Attenhoferstrasse 10
 CH-8032 Zurich, Switzerland

 Antonia Croy                               600,000                 600,000
 Reisnerstrasse 41
 A-1030 Wien, Austria

 Dr. Kurt Dalmata                           600,000                 600,000
 Seestrasse 8
 CH-8702 Zurich, Switzerland

 Alexander Fundulus                         600,000                 600,000
 Castellezgasse 17
 A-1020 Wien, Austria

 Leonie Fundulus                            600,000                 600,000
 Overstolznstrasse 12
 D-50677 Koln, Germany

 Peter Von Gans                             600,000                 600,000
 Hardtgrundweg 28
 D-61462 Konigstein, Germany

 Nada Geroulanos                            600,000                 600,000
 Kusenstrasse 6
 CH-8700 Kusnacht, Switzerland


 Inka Henze                                 600,000                 600,000
 Agidiusstrasse 57
 D-50923 Koln, Germany

 Dr. Alfred Kaltenbach                      600,000                 600,000
 8, rue des Vosges
 F-68870 Barteohelm, France

 Kristoff Kossuth                           600,000                 600,000
 Hornesgasse 16
 A-1030 Wien, Austria

 Clemens Morvay                             600,000                 600,000
 2 rue des Saint Catherine
 B-1000 Bruxelles, Belgium

 Stephen Robinson                           600,000                 600,000
 79, St. Peters Road
 Earley, Reading
 GB-Berkeshin RG 6 JPD
 United Kingdom

 Martin Steiner                             600,000                 600,000
 Seefeldstrausse 191
 CH-8008 Zurich, Switzerland

 Felix Studinka                             600,000                 600,000
 Linderbachstrasse 6
 CH-0006 Zurich, Switzerland

 Constanze Sydenham                         600,000                 600,000
 S Powell Lodge 11 Powell Road
 Parkstone Pool
 GB-Dorset BH14 8SG
 United Kingdom

 Martin Waltz                               600,000                 600,000
 Englischvierttelstrasse 38
 CH-8032 Zurich, Switzerland



                              PLAN OF DISTRIBUTION


     We are registering the common stock on behalf of the security holders listed above under "Selling Security Holders." The sale of all or a portion of the shares of common stock offered by this prospectus by the selling security holders may be effected from time to time at prevailing market prices at the time of such sales, at prices related to such prevailing prices, at fixed prices that may be changed or at negotiated prices. The selling security holders may effect such transactions by selling or transferring shares of common stock directly to purchasers in negotiated transactions, to dealers acting as principals or through one or more brokers, to pledgees or donees of such selling security holders, or any combination of these methods of sale or transfer. CAP Central Access Point, Inc. is not currently listed or quoted on any market.


     Dealers or brokers may receive compensation in the form of discounts, concessions or commissions from the selling security holders or purchasers of shares for whom they may act as agent (which compensation may be in excess of customary commissions). The selling security holders and any brokers or dealers that participate in the distribution may under certain circumstances be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by such brokers or dealers and any profits realized on the resale of shares by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     To the extent required under the Securities Act or the rules of the SEC, a supplemental prospectus will be filed disclosing (i) the name of any such brokers or dealers, (ii) the number of shares involved, (iii) the price at which such shares are to be sold, (iv) the commissions paid or discounts or concessions allowed to such brokers or dealers, where applicable, (v) that such brokers or dealers did not conduct any investigation to verify the information set out in this prospectus, as supplemented, and (vi) other facts material to the transaction.

     We can provide no assurances that the selling security holders will sell any or all of the shares of common stock offered by this prospectus. CAP has agreed to pay the expenses for the registration of the shares of common stock offered by this prospectus. The selling security holders will be responsible for all selling commissions, transfer taxes and related charges in connection with the offer and sale of their shares.


                                LEGAL PROCEEDINGS

     To the best of our knowledge, there are no legal proceedings either pending or threatened involving us or any of our property.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS


     The following is a list of our directors and executive officers and their respective positions. All of the Company's officers currently provide services to the Company on a part-time basis. Each director serves until the next annual meeting of shareholders following his election, and until his successor is elected and qualified, or until his prior death, resignation, or removal.



   NAME                    AGE               POSITIONS
   ----                    ---               ---------

   Mark Svensson            40              Director, President and Treasurer
   Michael Lee              40              Director, Secretary



     Michael Lee has served a director since our inception. He has worked in the computer industry for 14 years, the last eight of which as the owner and operator of Metaphore Computers, a privately-held Apple MacIntosh value added reseller ("VAR") specializing in providing color solutions to the graphics industry . He graduated with his BCOMM from Concordia University in Montreal, Quebec. Mr. Lee currently devotes about 80% of working hours to the affairs of CAP.

     Mark Svensson has served as a director since our inception. He is president and founder of Genesis Industries Corporation Product Development Network, Inc., and Cerulean Technologies, and has been an officer for 16 years. He currently devotes about 12 hours per month to Genesis. He is also Vice President of Cordova Industries, a Canadian Exchange-listed company, to which he devotes about five hours per week. Mr. Svensson is a senior member of the Society of Manufacturing Engineers, and has twenty years experience in product development specializing in plastics. He currently devotes about 20 hours per week to the business of CAP.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The table below sets forth the beneficial ownership of common stock as of November 30, 2001 by (i) each director, (ii) each of the named executive officers, (iii) all directors and executive officers of CAP as a group, and (iv) all persons known by the Board of Directors to be beneficial owners of more than five percent of the outstanding common stock.


================================================================================
                                                                 Percent Of
                                    Number Of Shares Of         Common Stock
Name                                Common Stock Owned              Owned
------------------------------- ------------------------- ----------------------

Mark Svensson                            1,250,000                   9.8%
Michael Lee                              1,250,000                   9.8%
------------------------------- ------------------------- ----------------------

All directors and executive
  officers as a group                    2,500,000                  19.7%
--------------------------------------------------------------------------------


                            DESCRIPTION OF SECURITIES

     Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.001 per share, of which 12,700,000 shares have been issued and are outstanding.

     Under Nevada law and our Articles of Incorporation, holders of common stock are entitled to the following rights and privileges:

1. to cast one vote per share on all matters to be voted upon by the stockholders;

2. subject to preferences that may be applicable to any outstanding preferred stock, to share ratably in dividends, if any, when and if declared from time to time by the Board of Directors out of legally available funds; and

3. in the event of the liquidation, dissolution or winding up of CAP, to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

     The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.


Anti-takeover Effects of Provisions of Our By-Laws and of Nevada Law.

     CAP By-laws. Our By-Laws provide that stockholders may call a special meeting of stockholders only upon a request of stockholders owning at least 25% of our voting capital stock. Further provisions require a vote of 70% of the shares eligible to vote in order to remove a director from office. These provisions of the By-Laws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions enhance the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by the Board of Directors and discourage certain types of transactions that may involve an actual or threatened change of control. Such provisions could have the effect of discouraging others from making tender offers for the common stock and, as a consequence, may also inhibit fluctuations in the market price of the common stock that could result from actual or rumored takeover attempts.


Nevada General Corporation Law ("NGCL"). The terms of Chapter 78 of the NGCL apply to the Company since it is a Nevada corporation.. Under certain circumstances, the following selected provisions of the NGCL may delay or make more difficult acquisitions or changes of control of the Company. The Articles and By-laws do not exclude the Company from such provisions of the NGCL. Such provisions also may have the effect of preventing changes in the management of the Company. It is possible that such provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

NRS 78.378 to 78.3793 limits the voting rights of a person who acquires a controlling interest in a Nevada corporation.

NRS 78.411 to 78.444 limits certain business combinations with interested stockholders, unless the combination is approved by a majority of the corporation's directors prior to the interested stockholder acquiring his or her shares.

NRS 78.200 empowers a corporation's board of directors to create and issue rights or options to purchase any class of the company's equity stock. Such an issuance may be used to prevent or discourage a change of control of the Company.

NRS 78.138 permits the board of directors to determine whether a change in control or proposed business combination is in the best interests of the corporation, and to take action to continue the corporation's independence if it so chooses.

[ text deleted ]

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

     Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Articles of Incorporation and By-Laws. We have been advised that in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                       ORGANIZATION WITHIN LAST FIVE YEARS

     See "Description of Business" below.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

     No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

     Amy L. Clayton, Esq., our independent counsel, has provided an opinion on the validity of our common stock.

     The consolidated financial statements of CAP Central Access Point, Inc. of September 30, 2001 which are included in this prospectus and elsewhere in the registration statement, have been audited by Randy Simpson, CPA P.C., independent auditors, as stated in their report appearing herein (which report expresses an unqualified opinion and includes explanatory paragraphs as to the basis of presentation), and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.



                             DESCRIPTION OF BUSINESS

HISTORY

     CAP Central Access Point, Inc. was incorporated under the laws of the state of Nevada on August 8, 2001. On September 7, 2001 we completed a private placement of 10,200,000 shares of our $.001 par value common stock to 17 shareholders, producing net proceeds of $17,000.00, substantially all of which we expect to use to cover expenses relating to this registration statement.

     Since our inception, we have not been involved in any bankruptcy, receivership or similar proceeding, nor have we been involved in a reclassification, merger, consolidation, or a purchase or sale of a significant amount or our assets.

OUR BUSINESS


     Our business is the design, manufacture and marketing of the Internet Connection Kiosk ("ICK"), which can be described simply as an Internet-enabled counterpart to the public pay telephone. The kiosks are self-contained terminals designed to be situated in high foot traffic public locations, and will permit users to connect to the internet in order to access electronic mail ("e-mail"), websites, newsgroups, and most other internet-based content. Users will pay a fee for this access by providing at the kiosk either a credit or debit card, a pre-paid access card, or cash.



Products

     We intend the ICK to provide the user all of the Internet functionality of a personal computer in a public space. The ICK will respond to the need for ubiquitous access to information by delivering needed or desired information in a convenient location at a convenient time. Users will have the ability to access the Internet and email as easily as they can withdraw money from an automated teller machine.

     The ICK will be a relatively unsophisticated product. It is essentially a standard PC housed in an enclosure and equipped with kiosk software. Once connected to the Internet, the ICK is ready for placement in a public location. These components are all discussed below.


     Hardware - The enclosure is the exterior of the unit. The ICK will utilize a pleasing design that is harmonious with the aesthetics of the location and yet attracts the user's attention. Initially, this approach will require a somewhat higher cost of design and manufacture, compared to a "one-size-fits-all" configuration, but we expect that with time and experience we will evolve a "line" of perhaps a dozen configurations, one of which will meet the compatibility needs of most locations. Because we hope that the ICK will become a more or less permanent fixture, we believe it important to respect the locations' existing aesthetics.

     We intend initially to outsource the manufacturing of the ICK enclosure as well as the assembly of the completed unit. Outsourcing the manufacturing will minimize start-up investment since we will not be required to invest in manufacturing facilities, warehouse facilities, raw materials, labor costs, etc. Each ICK will be manufactured to the Company's specifications, and will be tested thoroughly before being placed in a location. We are evaluating a number of possible manufacturers, but have not yet finalized an agreement. We expect that eventually, if our production volume reaches sufficiently high levels, we will assume the principal manufacturing role; however, we cannot determine at this time what that volume level will be, or the amount of capital we will need.


     We are holding discussions with several computer makers regarding the supply of machines to be used as part of the ICK terminal. We believe that current market conditions in the personal computer industry are such that we will be able to negotiate favorable prices and terms on quantities of computers. We are attempting to negotiate an arrangement with one or more suppliers whereby we can use our common stock for part of the purchase price of the equipment. Should we issue stock for this purpose, our existing shareholders will experience a dilution in their proportionate ownership.

     Likely ICK computer hardware specifications will include:

     o    Keyboard (spill-proof if available);

     o    Mouse, touch pad or trackball;

     o    40X CD ROM;

     o    126 Megabytes of RAM or better;

     o    20 Gigabyte Hard Drive or better;

     o    15" - 17" SVGA Monitor (or touch screen; see below);

     o    CPU: Intel Pentium or better;

     o    A network interface card (NIC); and

     o    Speakers.

In addition, we are considering installing touch screens for the ICK. A touch screen is an intuitive computer input device that works by simply touching the display screen. The touch screen is commonly used as the primary interface in an interactive kiosk, and although its initial cost is higher, it is generally more durable and reliable than a mouse, track ball or keyboard.

     The nature of the kiosk environment dictates a specialized software interface, compared to that commonly used for Internet access in a home or office environment. Designing and implementing software for Internet kiosks has evolved into a very specialized business. A truly effective solution requires an appreciation for all of the idiosyncrasies involved in public Internet access including, at a minimum:

     o The window management software should provide a graphical user interface (GUI). The appearance of the GUI will be similar to that of Microsoft Windows, providing familiarity to ICK users. Most Internet software is based on the Netscape or Internet Explorer browser, which the public generally is familiar with.

     o Response times must be extremely fast. We think it unlikely that a customer will stand around and wait long periods of time in a public space for the kiosk to load or download content.

     o Kiosk software must provide security from accidental or intentional attempts to break its code. Hot keys must be disabled and boot up sequences hidden. Software must address such services as ftp and telnet, as these can allow unwanted visitors access to the operating system.

     o Kiosk software should anticipate exceptions such as message boxes, errors and crashes, and deal with them automatically. For example, a customer should not be presented with a message box regarding printer problems and choice of canceling or retrying.


A number of vendors currently offer products and services of varying sophistication. Most are companies who specialize in kiosk software, and some offer additional components of the kiosk solution as well. We intend to evaluate a variety of software options to determine those that will provide the most satisfying and trouble-free browsing experience for the user, then negotiate for the most favorable terms available to us.

     Limited customer research performed by us disclosed that serviceability is a primary concern of location owners that had previously installed or that were contemplating installing an interactive kiosk. Accordingly, it will be important for us to contract with one or more independent service organizations to maintain and manage each ICK site on a seven day per week, twenty-four hour per day basis. We have initiated discussions with possible providers, but have not yet succeeded in executing a satisfactory service contract. Our inability to provide reliable twenty-four hour service would likely have a negative impact on our operations, as we would experience a loss of revenues and customer dissatisfaction.

Marketing and Sales

     We plan to market the ICK via an in-house sales department with the aid of a contracted advertising agency or marketing support firm. We expect to operate initially with a about a dozen sales professionals plus a marketing manager, although the actual make-up of the sales department will depend in large part on our future success in raising capital and the capabilities of our marketing firm. We have not yet entered into any contracts for marketing support.


     Our initial target market for placement of our kiosks will be economy hotels and motels, and youth hostels, primarily in the U. S. West Coast states. We believe that travelers who stay at such facilities are less likely than patrons of major hotels to carry laptop computers or other internet access appliances, and that many will need access to a device such as our ICK to send and retrive email and obtain online information and services. The ICK will be installed in the facility's lobby or an alternative centralized public access room. Locating the ICK away from isolated areas may minimize the risk of vandalism, as well as prompt impulse purchases. Eventually, we will attempt placements in other high-traffic locations, possibly including, among others:

     o    Youth hostels and other backpacker locations
     o    Post offices
     o    Truck stops
     o    Train stations
     o    Libraries
     o    Museums
     o    Universities
     o    Gas stations
     o    Mini-marts and convenience stores
     o    Fast food outlets


To date, we have no firm commitments from any owners or managers of such locations to install one of our ICK products.

     We expect our revenues to come primarily from (a) the payments by users who access the internet from our kiosks, and (b) advertisers who purchase advertising space within our software interface (i.e., our "home page" and browser) as well as on the physical kiosk structure itself. Accordingly, we intend to offer the ICK installation without charge to the host establishment, in hopes of rapidly building a large installed base of kiosk units. We have entered discussions with some possible advertisers, including national-brand advertisers, but have not secured any firm commitments as of this filing and have not determined the prices we will charge for the advertising.



     We are continuing to develop our marketing strategy at this time. However, we expect that any such plan will initially address the following avenues:

     o Test Marketing: We expect the ICK to be fully operational by the summer of 2002, and will perform a trial in a limited number of installations on the West Coast prior to full a product launch.

     o Trade Shows: We plan to participate as an exhibitor to demonstrate the ICK and issue new product releases at national and international trade shows. We consider the following trade shows to be excellent venues in which to demonstrate the ICK: Internet Kiosk World Conference & Exhibition, executive conferences and trade shows organized by KioskCom, and Comdex. The Company will also explore opportunities at hospitality industry and Internet conferences throughout the world.

     o Trade Publications: A number of print and online media opportunities exist for promoting the ICK. These sources include, but are not limited to: Kiosk Magazine, Kiosks.org, KioskCom.com,
          Kioskmarketplace.com, Vending Times, and VendingConnection.com.

          The Company is also considering publications relating to the hospitality and Internet industries. We intend to advertise the ICK in some or all of these publications to promote the product.

     o Promotional Video and Informational Kit: We plan to produce a promotional/informational video describing the ICK and its features, benefits and value. A brochure and informational kit will also be created summarizing the features of the ICK.

Employees

     At present, we have no paid employees. Our two officers, Mark Svensson and Michael Lee, each devote as much time to the Company's affairs as in their judgment is warranted, currently about twenty-five to thirty hours per week, without direct compensation. While we expect to employ staff in various positions during the next twelve months, because of our uncertain finances we cannot yet determine which or how many positions will be filled. Our ability to recruit and retain qualified individuals in a number of disciplines is crucial to our prospects for success, and there can be no assurance that we will be successful in recruiting qualified people, or that we will have the cash resources to pay and retain them.

Competition

     A number of companies are already well-established in interactive kiosk marketing and specifically in kiosks designed for internet access. These companies have far greater resources than we have, and it will likely be very difficult for us to compete directly against them for market share. Based on our own anecdotal market research, however, we believe these established firms have so far satisfied only a small percentage of the potential market demand, and we think it is reasonable that, with an effective marketing plan, we can place our ICK units in thousands of sites not yet having another company's kiosk.

     The companies against whom we will most likely be competing for kiosk placements and advertisers include:

   DynaTouch Corporation                 Web-enabled touch screen kiosks
   San Antonio, Texas                    and comprehensive services. In
                                         operation at 80% of U.S. military
                                         stations.


   Kiosk Information Systems, Inc.       World leader in design and manufacture
   Broomfield, Connecticut               of kiosks and public Internet

                                         stations. Deals with every aspect
                                         of kiosk deployment.

   TouchVision                           Builds Internet kiosk networks.
   Cypress, California                   Custom one-stop shop specializing in
                                         healthcare and retail systems.

   Streetspace, Inc.                     Single product company who are the
   Torrance, California                  makers of the Web Station, an
                                         Internet kiosk. Provide end-to-end
                                         solutions.

   NetNearu                              Primarily a software company that
   Bryan, Texas                          offers turnkey Internet kiosks.


We have no factual basis for comparing our production, marketing or other costs to those of our potential competitors, nor our efficiencies in placing kiosks in desirable locations. We hope and expect that our revenue-sharing model, whereby we offer to install the ICK at no cost to the location owner and share the revenues produced, will enable us to gain some market share notwithstanding the competition. We cannot be certain, however, of any level of market penetration, and if we are unable to compete effectively we may fail.


Regulation

     We do not believe that our proposed operations will be subject to any specific regulatory scheme or authority, beyond the rules of fair practice that apply to businesses generally. No government approvals will be needed for either the construction, installation, or operation of our Internet Connection Kiosks.

     Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted in the U.S. and abroad with particular applicability to the Internet. It is possible that governments will enact legislation that may be applicable to us or will have an impact on the way we operate, in areas including content, network security, encryption, data and privacy protection, electronic authentication or "digital" signatures, illegal and harmful content, access charges and retransmission activities. Moreover, the applicability to the Internet of existing laws governing issues including property ownership, content, taxation, defamation and personal privacy is uncertain.

     The majority of laws that currently regulate the Internet were adopted before the widespread use and commercialization of the Internet and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. Any export or import restrictions, new legislation or regulation or governmental enforcement of existing regulations may limit the growth of the Internet, increase our cost of doing business or increase our legal exposure. Any of these factors could have a material adverse effect on our business, financial condition and results of operations.


Research and Development.

The company was organized in August of 2001 and to date has not made any significant expenditure on research and development, to be borne by customers or otherwise.



                                PLAN OF OPERATION

     The following discussion and analysis should be read in conjunction with our financial statements and the notes associated with them contained elsewhere in this prospectus. This discussion should not be construed to imply that the results discussed in this prospectus will necessarily continue into the future or that any conclusion reached in this prospectus will necessarily be indicative of actual operating results in the future. The discussion represents only the best present assessment of management.


     We have only recently organized and commenced operations, and have extremely limited financial resources. We are considered to be a company in the development stage, as we have no revenues from business operations. We expect to raise additional capital over the next 12 months by selling our common stock or perhaps other securities of the Company, but we have not formulated a specific plan and have no commitments from any underwriter or prospective investor. When we issue new equity securities, the proportionate ownership of then-existing security holders will be diminished ("dilution"). If we do not succeed in raising capital, our business may fail.

     We have not yet determined the total amount of capital that will be needed to fund our operations to the point of producing revenues. However, we do not plan to incur any significant operating costs until such time as we have worked out a detailed budget and cash flow projections, and have received commitments for the required financing from private investors, underwriters, banks, venture capital firms, or some combination of sources. We have filed this registration statement on behalf of the selling shareholders in part because we hope and expect that our status as a public company will facilitate our capital formation efforts, although we cannot be certain of realizing such a benefit.

     Initially, the primary marketing effort will continue to be the officers' direct contacts with prospective location owners and managers, at nominal cost to the company. The scope of implementation of our longer-term marketing strategy (see "DESCRIPTION OF BUSINESS - Marketing and Sales" above) will depend upon the success of our capital formation efforts, of which we are currently uncertain. We believe a minimum expenditure on marketing during the next 12 months of about $50,000 will be necessary in order to capture a meaningful level of advertiser interest, and perhaps an additional $100,000 to secure sufficient advertiser orders to produce a consistent revenue stream.

     We expect to begin placements of fully-operational ICK units by the summer of 2002. These units will be prototypical in the sense that they will incorporate substantially all of the design functionality (described under

"Description of Business" above) but not necessarily include the components and materials, or be producible at as favorable a cost, as our ultimate large-scale production models. In order to meet this objective, however, we will have to succeed in (a) raising capital of $150,000 - $250,000, (b) reaching satisfactory agreements with suppliers and manufacturers, and (c) finalizing agreements with owners or managers of suitable locations. Ideally, we would like to have our maintenance-support contractor in place as well, to better ensure a favorable experience for the early location owners. Based on the current status of discussions and negotiations with the various parties, we believe the summer 2002 goal is reasonable; however, the accomplishment of each of these milestones remains uncertain.

     Absent significant external funding, our activities over the next twelve months will be limited to the development of the company's strategic plan, ICK design and engineering performed by the company's officers without compensation, and capital formation. We will need a minimum level of funding, in excess of US$150,000, before we can produce any meaningful revenue, since prior to installing even one unit we must have worked out not only the hardware configuration but also the software protocols that will provide for the generation of the revenues, as well as the service and technical support function. We are uncertain what, if any, staffing we will put in place during that time, but if funds become available to us through our financing activities, we will likely begin some recruiting efforts.



                             DESCRIPTION OF PROPERTY


     We do not currently own any real property, nor do we contemplate purchasing property in the foreseeable future. We have not yet established policies for purchasing, holding, or disposing of real property. At present, we conduct all of our activities from space provided to us free of charge in the respective homes of our officers, and from a commercial office suite at 2921 N. Tenaya Way, Las Vegas, Nevada, that we share with other unrelated businesses and for which we pay a small annual fee to have our mail collected and to use conference facilities. We expect these facilities to suffice for our needs until we have obtained further funding and significantly increased the level of our business activity.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On August 8, 2001, we issued 1,250,000 shares of our common stock each to our two founding officers, Michael Lee and Mark Svensson, as compensation for services contributed to the company in connection with our organization and business planning. As of the date of this prospectus, no other related-party transactions had occurred or were contemplated that might come within the disclosure requirements of Item 104 of Regulation SB under the Securities Act of 1933, as amended.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information


     As of September 30, 2001, we had a total of 12,700,000 shares of common stock issued and outstanding. A maximum of 10,200,00 of the shares are being offered for sale under this prospectus.

     There is currently no trading market for our shares, so if you purchase them under this offering it may be difficult or impossible to dispose of them. We intend to apply to the National Association of Securities Dealers ("NASD") to have our shares listed and quoted on the Over-the-Counter Bulletin Board ("OTC-BB") quotation system, but we still cannot assure you that an active trading market in our shares will develop, or even that we will be listed.

     We believe that 12,700,000 shares of common stock, or 100% of the total issued and outstanding shares, are restricted securities within the meaning of Rule 144 promulgated under the Securities Exchange Act of 1934, as amended. The effect of our filing this registration statement on behalf of the selling shareholders will be that once the registration statement becomes effective, all of the 10,200,000 shares offered will be eligible for public sale into the market (although shares held by officers, directors and control persons will be subject to certain volume limitations under Rule 144). Should shares offered for sale exceed the number of shares buyers are bidding to purchase, our stock price will most likely go down, and it may be impossible for you to sell your shares at a favorable price, if at all.



 Holders of Common Stock.

     As of September 30, 2001, there were 19 record holders of our common stock. This number does not include stockholders for whom shares were held in a nominee or street name.

Dividends.

     We have not previously paid any dividends on the common stock and do not anticipate paying cash dividends in the foreseeable future. The only restrictions that limit our ability to pay dividends on the common stock are those imposed by Nevada law. Under Nevada law, no dividends or other distributions may be made which would render us insolvent or reduce our assets to less than the sum of our liabilities plus the amount needed to satisfy any liquidation preference.

Transfer Agent.

     The Transfer Agent for our common stock is Holladay Stock Transfer of Scottsdale, Arizona.


                             EXECUTIVE COMPENSATION

     To date, none of our executives has received any compensation from the Company. We expect that when the company's resources permit we will implement some kind of executive compensation plan that will be consistent with customary practices for similar responsibilities in similar companies.

     We have not entered into any employment contracts or other written agreements with any executive.

     We do not currently have a plan for incentive-based or other stock option awards or grants to executive officers or employees, nor any specific plans to implement one.


                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

     We have not changed our certifying accountants since our inception, nor have we had any disagreements with them on accounting policies or any other matters.

                              FINANCIAL STATEMENTS

                             Randy Simpson CPA, P.C.
                            11775 South Nicklaus Road
                                Sandy, Utah 84092
                           Fax & Phone (801) 572-3009


Board of Directors and Stockholders
CAP Central Access Point, Inc.
(A Development Stage Company)
Las Vegas, NV

INDEPENDENT AUDITORS' REPORT

I have audited the accompanying balance sheet of CAP Central Access Point, Inc. (A Development Stage Company) as of September 30, 2001, and the related statements of operations, shareholders' equity and cash flows from inception (August 8, 2001) to September 30, 2001. These financial statements are theresponsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on our audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit of the financial statements provides a reasonable basis for my opinion.

In my opinion, based on my audit, the financial statements referred to above present fairly, in all material respects, the financial position of CAP Central Access Point, Inc. (A Development Stage Company) as of September 30, 2001, and the results of its operations, shareholders' equity and cash flows from inception to September 30, 2001, in conformity with generally accepted accounting principles.




Randy Simpson, CPA, P.C.
A Professional Corporation
October 20, 2001
Sandy, Utah

                         CAP CENTRAL ACCESS POINT, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET

                   ASSETS                                 September 30,
                                      2001
                                                         --------------
Current Assets:

     Cash                                                       13,072
                                                         --------------
              Total Current Assets                              13,072
                                                         --------------

                       Total Assets                             13,072
                                                         ==============


                   LIABILITIES & STOCKHOLDERS' EQUITY

Current Liabilities:

     Accounts payable                                                -
                                                         --------------
                       Total Current Liabilities                     -

Stockholders' Equity:
     Common stock, $.001 par value; authorized
        50,000,000 shares, issued and outstanding
        12,700,000 shares at September 30, 2001.                12,700

     Paid-in Capital                                             6,900

     Accumulated Deficit                                        (6,528)
                                                         --------------
                       Total Stockholders' Equity               13,072
                                                         --------------
Total Liabilities and Stockholders' Equity                      13,072
                                                         ==============


               See Accompanying Notes to the Financial Statements.

                         CAP CENTRAL ACCESS POINT, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF OPERATIONS

                                                   From Inception
                                                  (August 8, 2001)
                                                         to
                                                 September 30, 2001
                                                --------------------
Income:
                                                $                 -
                                                --------------------
     Total Income                                                 -

 Expenses:

     General and administrative                 $                 28


     Organization costs                                        6,500
                                                ---------------------
          Total Expenses                                       6,528
                                                ---------------------
                    Net Loss                    $             (6,528)
                                                =====================

 Net Loss  Per Common Share
   (basic and fully dilutive)                   $             (0.001)
                                                =====================
 Weighted Average Shares Common
   Stock Outstanding                                      12,700,000
                                                =====================





               See Accompanying Notes to the Financial Statements.

                         CAP CENTRAL ACCESS POINT, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
           FROM INCEPTION (AUGUST 8, 2001) THROUGH SEPTEMBER 30, 2001



                                                      Stock        Stock        Paid-In      Accumulated        Total
                                                      Shares       Amount       Capital        Deficit          Equity
                                                    ----------   ----------    ----------     ----------      ----------
Issuance of common stock for cash of $100 and
organizational services of $2500                     2,500,000   $    2,500    $     100      $      --      $    2,600

Issuance of common stock issued for cash            10,200,000       10,200        6,800             --          17,000

   Net loss from inception September 30, 2001               --           --           --         (6,528)         (6,528)
                                                   ------------  -----------   ----------     ----------     -----------
               Balances at September 30, 2001       12,700,000   $   12,700    $    6,900     $  (6,528)     $   13,072
                                                   ============  ===========   ===========    ==========     ===========




               See Accompanying Notes to the Financial Statements.

                              CAP CENTRAL ACCESS POINT, INC.
                               (A DEVELOPMENT STAGE COMPANY)

                                  STATEMENT OF CASH FLOWS

                                                      From Inception
                                                    (August 8, 2001) to
                                                     September 30, 2001
                                                    --------------------
Cash Flows Used In Operating Activities:

                         Net  Loss                   $           (6,528)

Adjustments to Reconcile Net Loss
     to Cash Flow used in Operations:

     Common stock issued for development costs                    2,500

Cash Flows from Financing Activities:

     Common stock issued for cash                                17,100
                                                     -------------------

      Net Cash Provided by Financing Activities                  17,100
                                                     -------------------

                Net Increase in Cash                             13,072
                Cash at Beginning of Period                           -
                                                     -------------------
                Cash at End of Period                $           13,072
                                                     ===================




               See Accompanying Notes to the Financial Statements.

                         CAP CENTRAL ACCESS POINT, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2001


1. ORGANIZATION AND ACCOUNTING POLICIES

CAP Central Access Point, Inc. (the Company), a development stage company, was organized on August 8, 2001 and has not yet begun operations. The Company's accounting policies are as follows:

a.   The Company uses the accrual method of accounting.

b. Earnings per share is computed using the weighted average number of shares of common stock outstanding.

c.   The Company has not yet adopted any policy regarding payment of dividends.

d.   No dividends have been paid since inception.

2. COMMON STOCK

On August 8, 2001, 2,500,000 shares were issued to the Company founders for services rendered in regard to preparation of the Company's registration statement. On September 9, 2001, 10,200,000 shares were issued for cash.



                             AVAILABLE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 covering the shares of our common stock offered by this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of our contracts, agreements or documents. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving CAP Central Access Point, Inc, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.

     You may inspect the registration statement and exhibits and schedules filed with the SEC at its principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the SEC via the Internet. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy statements and information regarding companies that file electronically with the SEC. Our registration statement and the referenced exhibits can also be found on this site.



                  SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

     We believe that certain statements contained or incorporated by reference in this prospectus are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are considered prospective. These include statements contained under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis" and "Business." The following statements are or may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995:

     o statements before, after or including the words "may," "will," "could," "should," "believe," "expect," "future," "potential," "anticipate," intend," "plan," estimate" or "continue" or the negative or other variations of these words; and

     o    other statements about matters that are not historical facts.

     We may be unable to achieve future results covered by the forward-looking statements. The statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the future results that the statements express or imply. Please do not put undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.

     Although it is important for you to be aware of the these limitations regarding forward-looking statements, our disclosure of them does not limit the liability of our officers, directors, control persons or promoters under the United States securities laws for material inaccuracies in, or omissions from, this prospectus.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Our Articles of Incorporation contain provisions that limit the liability of directors in certain instances. As permitted by the Nevada General Corporation Law, directors will not be liable to us for monetary damages arising from a breach of their fiduciary duty as directors. Such limitation does not affect liability for any breach of a director's duty to us or our stockholders that involve (i) intentional misconduct, fraud or a knowing violation of law or
(ii) for the payment of dividends in violation of Nevada Revised Statutes
78.300.

ITEM 25.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The expenses of the offering are as follows:

      SEC registration fee             $    68
      Transfer Agent fees *            $ 1,000
      Accounting fees and expenses *   $ 1,500
      Printing *                       $ 1,000
      Legal fees and expenses *        $14,500
                                       -------
      Total                            $18,068
      ----------                       -------
      *Estimated

We will pay all expenses of the offering listed above.


ITEM 26.   RECENT SALES OF UNREGISTERED SECURITIES.


     The following securities were sold by executives of the Company without the use of an underwriter. In effecting the sales, we relied on the exemption authority provided by Section 4(2) of the Securities Act of 1933, as amended, relating to sales not involving any public offering. We believe that all such sales were made by our executive officers in private, negotiated transactions without any advertising, public announcements or general solicitation. The purchasers of the shares represented themselves in writing to be, and the company believes them to be, members of one or more of the following classes:

     a.   Officers, directors, promoters or control persons of the issuer; or

     b.   Individuals who:

          i.   Are knowledgeable and sophisticated in investment matters;

          ii. Are able to assess the risks of an investment such as in our securities;

          iii. Are financially able to bear the risk of a loss of their entire investment; and

          iv. Have access to pertinent information regarding the issuer and its operations.


The shares are subject to the resale provisions of Rule 144 and may not be sold or transferred without registration except in accordance with Rule 144. Certificates representing the securities bear a legend to that effect.


      Date                     Class                  Amount          Price        # of Purchasers
     ------                   -------                --------        -------      -----------------

August 8, 2001       Common, $.001 par value        2,500,000         $.001             2

September 7, 2001    Common, $.001 par value       10,200,000         $.00167           17


ITEM 27.      EXHIBITS

     The following documents are included as exhibits to this registration statement.

  Exhibit
  Number            Description Of Exhibit
 --------        ---------------------------

    3.1          Articles of Incorporation*

    3.2          By-Laws*

    5            Opinion of Amy L. Clayton, Esq.*

    23.1         Consent of Randy Simpson, CPA, P.C.*

23.2     Consent of Amy L. Clayton, Esq. (included in Exhibit 5)*

-----------------
* Incorporated by reference to the corresponding exhibit within the company's Form SB-2 filed on E.D.G.A.R. November 2, 2001.




ITEM 28.      UNDERTAKINGS

(a)  The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
          Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned.

                                          CAP CENTRAL ACCESS POINT, INC.

                                          By:


December 31, 2001                          /s/ Mark Svensson

--------------------                      ------------------------------------
Date                                      President and a Director



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Mark Svensson and Amy L. Clayton, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



Name                          Title                         Date
----                          -----                         ----


/s/ Mark Svensson             President and a Director      December 31, 2001

-------------------------
Mark Svensson



/s/ Michael Lee               Secretary and a Director      December 31, 2001

-------------------------
Michael Lee